UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                  November 13, 2008

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01: Other Events
------------------------

The Board of Directors of TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced it will not apply for funds available through the Capital Purchase Program (CPP).

Item 9.01:  Financial Statements and Exhibits
---------------------------------------------
(c)  Exhibits

     99.1  Press release dated November 13, 2008


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   TRICO BANCSHARES

Date:  November 13, 2008           By: /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                    Officer)

PRESS RELEASE                                     Contact:   Richard P. Smith
For Immediate Release                             President & CEO (530) 898-0300

             TRICO BANCSHARES WILL NOT APPLY FOR FEDERAL FUNDS UNDER
                  THE U.S. TREASURY'S CAPITAL PURCHASE PROGRAM

CHICO, Calif. - (November 13, 2008) - The Board of Directors of TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced it will not apply for funds available through the Capital Purchase Program (CPP), which is part of the federal government's Troubled Assets Relief Program (TARP) to provide banks with additional capital for purposes of providing increased lending into the US economy.

"After thorough consideration, we concluded that TriCo Bancshares can better serve our shareholders and customers by not participating in the CPP program," said President and Chief Executive Officer Richard P. Smith. "We are
substantially above the standards for "well-capitalized" under regulatory definitions and have sufficient capacity to grow our business and take advantage of acquisition opportunities without the need to obtain government assistance. We have a vibrant lending platform in our market area and we are committed to servicing the needs of the communities we serve during these challenging economic times."

"As we have throughout our history, we expect to grow our capital base through our proven business strategies coupled with our long record of stable retained earnings growth. Our financial success continues to provide the necessary capital to continue to achieve our strategic objectives," Smith added.

Smith expressed that, "we appreciate Congress's efforts to stabilize the financial markets and our opportunity to access government funds, but we do not believe the capital purchase program is necessary for the success of TriCo Bancshares and therefore, those funds can be made available for others."

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company's primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company's reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2007. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 33-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.